                                 QRS CORPORATION

                        STOCK OPTION ASSUMPTION AGREEMENT
                                      UNDER
                          ROCKPORT TRADE SYSTEMS, INC.
                                STOCK OPTION PLAN


OPTIONEE: < < Employee > >,

                  STOCK OPTION ASSUMPTION AGREEMENT effective as of the [___] day of April, 2000.

                  WHEREAS, the undersigned individual ("Optionee") holds one or more outstanding options to purchase shares of the common stock of RockPort Trade Systems, Inc., a Massachusetts corporation ("RockPort"), which were granted to Optionee under the RockPort Trade Systems, Inc. Stock Option Plan (the "Plan").

                  WHEREAS, each of those options are evidenced by a Stock Option Agreement (the "Option Agreement") issued to the Optionee under such Plan.

                  WHEREAS, QRS Corporation, a Delaware corporation ("QRS"), pursuant to an Agreement and Plan of Reorganization by and between QRS and RockPort (the "Acquisition Agreement"), acquired substantially all of the assets of RockPort (the "Acquisition").

                  WHEREAS, the provisions of the Acquisition Agreement require RockPort's obligations under each outstanding option under the Plan to be assumed by QRS at the consummation of the Acquisition and the holder of each such outstanding option to be issued an agreement evidencing the assumption of that options.

                  WHEREAS, pursuant to the provisions of the Acquisition Agreement, the exchange ratio (the "Exchange Ratio") in effect for the Acquisition is .06518001 shares of QRS common stock ("QRS Stock") for each outstanding share of RockPort common stock ("RockPort Stock").

                  WHEREAS, the purpose of this Agreement is to evidence the assumption by QRS of the outstanding options held by Optionee under the Plan at the consummation of the Acquisition (the "Effective Time") and to reflect certain adjustments to those options which have become necessary in connection with their assumption by QRS in the Acquisition.

                  NOW, THEREFORE, it is hereby agreed as follows:

                  1. The number of shares of RockPort Stock subject to the options held by Optionee immediately prior to the Effective Time (the "RockPort Options") and the exercise price payable per share in effect for those options are set forth below. QRS hereby assumes, as of the Effective Time, all the duties and obligations of RockPort under each of the RockPort Options.



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In connection with such assumption, the number of shares of QRS Stock purchasable under each RockPort Option hereby assumed and the exercise price payable thereunder have been adjusted to reflect the Exchange Ratio. Accordingly, the number of shares of QRS Stock subject to each RockPort Option hereby assumed shall be as specified for that option below, and the adjusted exercise price payable per share of QRS Stock under the assumed RockPort Option shall also be as indicated for that option below.

------------------------------------------------------------ ---------------------------------------------------------
                     AIM STOCK OPTIONS                                       NETZERO ASSUMED OPTIONS
------------------------------------------------------------ ---------------------------------------------------------

------------------------------- ---------------------------- ------------------------ --------------------------------
   # of Shares of RockPort            Exercise Price           # of Shares of QRS            Adjusted Exercise
         Common Stock                    per Share                Common Stock                Price per Share
------------------------------- ---------------------------- ------------------------ --------------------------------
                                             $                                                       $

------------------------------- ---------------------------- ------------------------ --------------------------------

                  2. The intent of the foregoing adjustments to each assumed RockPort Option is to assure that the spread between the aggregate fair market value of the shares of QRS Stock purchasable under each such option and the aggregate exercise price as adjusted pursuant to this Agreement will, immediately after the consummation of the Acquisition, be not less than the spread which existed, immediately prior to the Acquisition, between the then aggregate fair market value of the RockPort Stock subject to the RockPort Option and the aggregate exercise price in effect at such time under the Option Agreement. Such adjustments are also intended to preserve, immediately after the Acquisition, on a per share basis, the same ratio of the exercise price per option share to the fair market value per share which existed under the RockPort Option immediately prior to the Acquisition.

                  3. The following provisions shall govern each RockPort Option hereby assumed by QRS:

                           (a) Unless the context otherwise requires, all references in each Option Agreement hereby assumed by QRS and in the Plan (to the extent incorporated into such Option Agreement) shall be adjusted as follows: (i) all references to the "Company" shall mean QRS, (ii) all references to "Shares" or shares of "Common Stock" shall mean shares of QRS Stock, (iii) all references to the "Board" shall mean the Board of Directors of QRS and (iv) all references to the "Committee" or "Administrator" shall mean the Compensation Committee of the QRS Board of Directors.

                           (b) The grant date and the expiration date of each assumed RockPort Option and all other provisions which govern either the exercise or the termination of the assumed RockPort Option shall remain the same as set forth in the Option Agreement applicable to that option, and the provisions of the Option Agreement shall accordingly govern and control Optionee's rights under this Agreement to purchase QRS Stock.


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

                           (c) Pursuant to the terms of the Option Agreement, none of the assumed RockPort Options shall vest or become exercisable on an accelerated basis upon the consummation of the Acquisition. Accordingly, each RockPort Option assumed by QRS shall continue to vest and become exercisable for any remaining unvested shares of QRS Stock subject to that option in accordance with the same installment vesting schedule in effect under the applicable Option Agreement immediately prior to the Effective Time; PROVIDED, however, that the number of shares subject to each such installment shall be adjusted to reflect the Exchange Ratio.

                           (d) For purposes of applying any and all provisions of the Option Agreement and/or the Plan relating to Optionee's status as an employee or a consultant of RockPort, Optionee shall be deemed to continue in such employee or a consultant status for so long as Optionee renders services to QRS (or any present or future QRS parent or subsidiary corporation) as an employee or a consultant. Accordingly, the provisions of the Option Agreement governing the termination of the assumed RockPort Options upon Optionee's cessation of employee or consultant status shall hereafter be applied on the basis of Optionee's cessation of employee or consultant status with QRS and its parent or subsidiary corporations, and each assumed RockPort Option shall accordingly terminate, within the designated time period in effect under the Option Agreement for that option, following such cessation of employee or a consultant status.

                           (e) The adjusted exercise price payable for the QRS Stock subject to each assumed RockPort Option shall be payable in any of the forms authorized under the Option Agreement applicable to that option. For purposes of determining the holding period of any shares of QRS Stock delivered in payment of such adjusted exercise price, the period for which such shares were held as RockPort Stock prior to the Acquisition shall be taken into account.

                           (f) In order to exercise each assumed RockPort Option, Optionee must deliver to QRS a written notice of exercise in which the number of shares of QRS Stock to be purchased thereunder must be indicated. The exercise notice must be accompanied by payment of the adjusted exercise price payable for the purchased shares of QRS Stock and should be delivered to QRS at the following address:

                                    QRS Corporation
                                    1400 Marina Way South
                                    Richmond, CA  94804
                                    Attention:  Corporate Secretary

                  4. Except to the extent specifically modified by this Option Assumption Agreement, all of the terms and conditions of each Option Agreement as in effect immediately prior to the Acquisition shall continue in full force and effect and shall not in any way be amended, revised or otherwise affected by this Stock Option Assumption Agreement.


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                  IN WITNESS WHEREOF, QRS Corporation has caused this Stock
Option Assumption Agreement to be executed on its behalf by its duly-authorized officer as of the [___] day of April, 2000.


                                      QRS CORPORATION

                                      By: ______________________________________

                                      Title: ___________________________________




                                 ACKNOWLEDGMENT


                  The undersigned acknowledges receipt of the foregoing Stock Option Assumption Agreement and understands that all rights and liabilities with respect to each of his or her RockPort Options hereby assumed by QRS Corporation are as set forth in the Option Agreement, the Plan (to the extent incorporated in such Option Agreement ) and such Stock Option Assumption Agreement.

                                      __________________________________________
                                                      OPTIONEE



DATED: __________________, _____


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